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                            SELLING GROUP AGREEMENT

                              SEI Variable Annuity


Effective ___________________________, 20 ________ The Lincoln National Life
Insurance Company, member, NASD  (hereinafter "Lincoln National") appoints

________________________________________________________________________________
                             Name of Broker/Dealer
organized under the laws of __________________________________ (hereinafter
"Broker/Dealer"), as an entity authorized to solicit applications for the Contracts in accordance with this Agreement.


1. Definitions

   a. Broker/Dealer: An individual, partnership, corporation or other legal entity admitted to membership in the National Association of Securities Dealers (NASD) and appropriately licensed and appointed to sell the Contracts; or an organization such as a bank, which pursuant to statutory or regulatory authority, may act as a broker/dealer without being a member of the NASD, but is appropriately licensed and appointed to sell the Contracts.

   b. Registered Representative: An individual who: (a) is a registered representative of the Broker/Dealer in accordance with the rules of the National Association of Securities Dealers (NASD) (or is not required to be registered with the NASD because he or she is associated with an entity not required to become a member of the NASD); (b) has passed the appropriate examinations of the NASD or other appropriate self-regulatory organization (SRO); and (c) is appropriately licensed and appointed to sell the Contracts.

   c. Contracts: The SEI Variable Annuity Contracts issued by Lincoln National, which offer as investment options funds advised by SEI Investments Management Corporation.

   d.  SEI:  SEI Investments Distribution Company, member, NASD.

2. Appointment

   The Broker/Dealer is authorized to solicit applications for the Contracts through Registered Representatives that are both appointed by Lincoln National and are approved by SEI to sell SEI's asset management programs. The Broker/Dealer agrees to solicit applications through

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   only those Registered Representatives. However, the Broker/Dealer and the
   Registered Representatives shall do so only while properly licensed and registered with the appropriate government agency or authority to sell the Contracts. All licensing fees shall be borne by the Broker/Dealer along with any administrative charges associated with such licensing. In no event is the Broker/Dealer authorized to offer the Contracts in the State of New York.

3. NASD Membership

   Each party to this Agreement represents that it is a member of the National Association of Securities Dealers, Inc. (NASD). Each party further agrees to comply with all applicable state and federal law, rules, and regulations. The Broker/Dealer's expulsion from the NASD shall automatically terminate this Agreement without notice. The Broker/Dealer's suspension will terminate this Agreement immediately upon written or oral notice from Lincoln National to the Broker/Dealer. An organization, such as a bank, which pursuant to statutory or regulatory authority, may act as a broker/dealer without being a member of the NASD, is exempt from this Section 3.

4. Limitations of Authority

   The Broker/Dealer has no authority to incur any obligations or debts for or on behalf of Lincoln National without its express written consent; to make, modify, or discharge any contract on behalf of Lincoln National by any statement, promise, representation or transaction; to waive, alter, modify or change any of the terms, rates, or conditions of the Lincoln National contracts; or to receive any monies or purchase payments (except for the sole purpose of forwarding monies or purchase payments to Lincoln National).

5. Independent Contractor

   In the performance of all of its duties under this Agreement, the relationship of the Broker/Dealer to Lincoln National is that of an independent contractor and none other. Neither party shall be deemed to be an employee or partner of the other party for any purpose, and nothing herein shall be construed to create the relationship of master and servant, employer and employee, or joint venturers between the Broker/Dealer and Lincoln National.

6. Compensation

   a. Upon submission of applications for the Contracts by the Broker/Dealer, or appropriately licensed Registered Representatives of the Broker/ Dealer, conforming to such rules and procedures for the conduct of the business of Lincoln National as are now established and as may be reasonably established by Lincoln National in the future, and upon issuance of contracts by Lincoln National, the Broker/Dealer shall be entitled, subject to the terms and conditions of the Agreement, to the applicable

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       service fees set forth in the attached Compensation Schedule(s) or revisions of such Compensation Schedule(s) and all amendments, changes, and replacements thereof, as may be made by Lincoln National with the consent of SEI. These Compensation Schedule(s) are made a part of this Agreement. Revised Compensation Schedules shall apply to policies issued and service fees earned after the date that said schedules are adopted by Lincoln National (with the consent of SEI). In the case of any violation of any of the terms of this Agreement, Lincoln National shall be allowed to retain service fees earned but not yet paid by Lincoln National. Lincoln National has the right to deduct damages and expenses from such retained commissions. If Broker/Dealer sells in an unauthorized market, or without pre-approval of Lincoln National where necessary, the Broker/Dealer forfeits all compensation under this Agreement from such unauthorized sale.

   b. The Broker/Dealer shall be solely responsible for all compensation paid to its Registered Representatives and all related tax reporting that may be required under applicable law.

7. Non-Exclusive

   The parties expressly agree that the Broker/Dealer may represent any other insurance carriers and offer any other insurance, lines, products, or business, whether or not such other carrier lines, products or business compete directly or indirectly with Lincoln National.

8. Advertising and Marketing Material

   a. The Broker/Dealer shall cooperate with Lincoln National and SEI in preparing advertising, solicitation brochures, and other marketing materials to be used by Broker/Dealer to sell the Contracts. No promotional and marketing material shall be used by Broker/Dealer to sell the Contracts unless such material has received the prior written approval of Lincoln National and SEI and has been filed with the appropriate governmental and regulatory agencies. No promotional and marketing material shall be disseminated or used in any manner unless the express written approval of Lincoln National and SEI has been given hereto.

   b. The Broker/Dealer shall ensure that any materials marked "For Broker/ Dealer Use Only" are not distributed directly or indirectly to potential customers or otherwise given to any individuals not associated with the Broker/Dealer. This prohibition includes distribution by the Broker/Dealer to a Registered Representative who then distributes such materials to potential customers or any individual not associated with the Broker/Dealer.

   c. The Broker/Dealer shall train and supervise all of its employees, agents and Registered Representatives involved in the solicitation, sale and delivery of the

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        Contracts.

    d. The Broker/Dealer agrees to indemnify and hold Lincoln National and SEI harmless from any liability resulting from the negligent, improper, unauthorized, or illegal use of sales, marketing, solicitation or other materials.

    e. Upon termination of this Agreement, all records, unused supplies, software provided by Lincoln National, and all other material furnished by Lincoln National in the Broker/Dealer's possession shall be returned to Lincoln National upon request.

    f. Upon termination of this Agreement, all records, unused supplies, SEI provided software, and all other material furnished by SEI relating to the Contracts in the Broker/Dealer's possession shall be returned to SEI upon request.

9.  Prospectus

    a. Lincoln National agrees that it or SEI will deliver to the Broker/Dealer current Contract prospectuses. The Broker/Dealer agrees to destroy and dispose of all prior prospectuses immediately upon receipt of the current prospectuses.

    b. Lincoln National shall be liable for all statements contained in the current Contract prospectus. The Broker/Dealer shall be liable for all statements which are not contained in the current Contract prospectus made by the Broker/Dealer, the Broker/Dealer's agents, employees, or Registered Representatives.

10. Purchase Payments

    a. Initial purchase payments shall be made payable to Lincoln National and shall be delivered together with all applications and related information in accordance with procedures established by Lincoln National.

    b. Any subsequent purchase payments received by the Broker/Dealer on behalf of Lincoln National shall be forwarded promptly, but under no circumstances in more than two (2) business days, in gross amount, to Lincoln National or its designated agent.

11. SEI Information

    a. The Broker/Dealer understands that the services SEI offers, including but not limited to model asset allocation portfolios, are created to provide investment information solely for use by the Broker/Dealer and its employees, agents or Registered Representatives in advising potential and current Contract owners and should not be presented or employed as a substitute for investment advice provided by the

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        Broker/Dealer or its employees, agents or Registered Representatives.

    b. The Broker/Dealer acknowledges that the information SEI makes available to the Broker/Dealer in connection with the Contracts, including but not limited to the model asset allocation portfolios, is confidential and proprietary information ("Confidential Information"). The Broker/Dealer shall take reasonable steps to insure that all Confidential Information is kept confidential. The Broker/Dealer shall be responsible for damages associated with any breach of this provision by it or its employees, agents or Registered Representatives. As used herein, "reasonable steps" means the steps that the Broker/Dealer takes to protect its own similar confidential and proprietary information, which shall not be less than a reasonable standard of care.

12. Indemnification

    a. The Broker/Dealer shall be solely responsible for the malicious, intentional, reckless, knowing, or negligent acts or omissions of himself or of its employees, agents, and Registered Representatives for the business covered under this Agreement and shall indemnify and hold harmless Lincoln National from any claims, demands, liabilities, actions, judgements, loss, cost or expense, including attorney fees, court costs, and punitive damages incurred by Lincoln National by reason of such acts or omissions.

    b. Lincoln National shall be solely responsible for the negligent acts or omissions of its employees, agents and Registered Representatives and shall indemnify and hold harmless the Broker/Dealer from any claims, demands, liabilities, actions, judgements, loss, cost, or expense, including attorney fees and court costs incurred by the Broker/Dealer which are caused by or arise out of any negligent acts or omissions of Lincoln National, its employees, agents, or Registered Representatives.

    c. The Broker/Dealer, not Lincoln National or SEI, is solely responsible for all statements, written or oral, acts, or representations, whether expressed or implied, made by its agents, employees or Registered Representatives and is responsible for notifying its agents, employees and Registered Representatives of the terms and conditions of this Agreement.

    d. The Broker/Dealer (unless acting for Lincoln National in its capacity as a Broker/Dealer), not Lincoln National, is solely responsible as to the suitability of sale of the Contracts to individual persons.

    e. The Broker/Dealer shall immediately notify Lincoln National of any and all complaints about the Contracts received by the Broker/Dealer.

13. Assignments/Modifications

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    a.  The Broker/Dealer shall make no assignment or transfer of this Agreement or of any benefits or obligations hereunder, either in whole or in part, without the prior written consent of both Lincoln National and SEI. Any such assignee or transferee shall be properly licensed, including pursuant to Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

    b. Lincoln National shall make no assignment or transfer of this Agreement or of any benefits or obligations hereunder, either in whole or in part, without the prior written consent of both the Broker/Dealer and SEI. Any such assignee or transferee shall be properly licensed, including pursuant to Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

    c. SEI shall make no assignment or transfer of any benefits or obligations under this Agreement, either in whole or in part, without the prior written consent of both the Broker/Dealer and Lincoln National. Any such assignee or transferee shall be properly licensed, including pursuant to
        Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

    d. This Agreement embodies the entire Agreement of the parties relative to the matters with which it deals and is intended to be the entire and exclusive embodiment thereof. Neither the Broker/Dealer nor Lincoln National shall be bound by any promise, agreement, understanding, or representation heretofore or hereafter made relative to the subject matter of this Agreement except for any amendment under Section 13.d or a change, revision, or addition to the attached Compensation Schedule(s) as provided in Section 6.a.

    e. This Agreement may be amended or revised at any time by Lincoln National, upon approval by SEI, and upon notice to the Broker/Dealer and, unless the Broker/Dealer notifies us in writing to the contrary within 10 calendar days of the mailing date of any such amendment, the Broker/Dealer will be deemed to have accepted that amendment or modification.

14. Indebtedness of Broker/Dealer

    Lincoln National shall have first lien on all service fees and other compensation payable hereunder for any debt due from the Broker/Dealer to Lincoln National or any of its affiliates, including charges relating to certain cancellations, rejections, or reissues of contracts. Lincoln National may at this time deduct or set off from any moneys payable under this Agreement, or from any other source, any such debt or debts at the legal rate.

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    This lien shall not be extinguished by the termination of the Broker/
    Dealer's authority. This provision shall not be construed in any way to limit any indebtedness of the Broker/Dealer to the value of the service fees and other compensation payable under this Agreement. In the event of the termination of the Broker/Dealer's authority, the unpaid balance of the Broker/Dealer's indebtedness shall be immediately due and payable without demand or notice.

15. Termination of Agreement

    a. The Broker/Dealer or Lincoln National may terminate the Broker/Dealer's appointment under this Agreement, with or without cause, by notice sent by ordinary mail to the last known address of the other party and to SEI. If requested by SEI in writing, Lincoln National will promptly terminate the Broker/Dealer's appointment under this Agreement. Terminations of appointment as used in this Agreement shall mean termination of authority either through cancellation of the appropriate license or registration or through termination of this entire Agreement.

    b. Lincoln National reserves the right, rather than to completely terminate this Agreement, to suspend the right of the Broker/Dealer to sell new business, including taking applications on existing contracts, but still allow the Broker/Dealer to service existing business. This right shall exist provided that it does not violate any applicable state or federal law or regulation. Lincoln National will provide evidence of servicing relationship in writing to the Broker/Dealer. Lincoln National reserves the right to terminate the service agreement pursuant to the terms of this Agreement. If requested by SEI in writing, Lincoln National will promptly terminate the service agreement. Any notifications, correspondence or agreements under this Section shall be provided to the Broker/Dealer, Lincoln National and SEI.

    c. If the Representative's right to sell new business, including taking applications on existing Contracts, is suspended by Lincoln National while still allowing the Broker/Dealer to service existing business, then all compensation as provided by this Agreement shall continue to be payable to the Broker/Dealer as long as the Broker/Dealer remains broker of record and unless otherwise provided in this Agreement.

16. Forbearance

    Forbearance or neglect of Lincoln National or SEI to insist upon performance of this Agreement shall not constitute a waiver of their rights and privileges.

17. SEI Approval

    The parties agree that this Agreement shall not be effective until approved by SEI, which

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    approval, in order to be effective, shall be effected by SEI's signature on the signature page of this Agreement.

18. Choice of Law

    The Broker/Dealer and Lincoln National expressly agree that in the case of any disputes arising under this Agreement, this Agreement shall be construed under Indiana Law.

19. Benefit

    This Agreement includes provisions for the benefit of SEI, and SEI shall have the right to enforce the terms of this Agreement.



         LINCOLN NATIONAL                         BROKER/DEALER


By:_______________________________      By:_______________________________
        Assistant Secretary                    Broker/Dealer

                                        By:_______________________________
                                                (Authorized Officer)

                                           _______________________________
                                              Tax Identification Number


Approved:

SEI INVESTMENTS DISTRIBUTION COMPANY

BY: ________________________________________

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